Scheichet & Davis, P.C.
Counselors at Law
767 Third Avenue
New York, NY 10017
Tel. 212 688-3200
Fax 212 371-7634

July 23, 2009

Janel World Trade, Ltd.
150-14 132nd Avenue
Jamaica, NY 11434

Re: Janel World Trade, Ltd. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Janel World Trade, Ltd., a Nevada corporation (the “Corporation”), in connection with the preparation of the Registration Statement on Form S-1 (the “Registration Statement”), which Registration Statement was filed by the Corporation with the Securities and Exchange Commission on July 23, 2009 pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed public offering of up to 1,692,671 shares of the Corporation’s common stock, $.01 par value per share (the "Common Stock"), comprised of the following:

1.
up to 1,000,000 shares offered by a selling shareholder issuable upon the conversion of 1,000,000 issued and outstanding shares of the Corporation’s Series A Convertible Preferred Stock (the “Preferred Stock”);

2.	up to 586,671 shares issuable upon the conversion of convertible promissory notes held by lenders to the Corporation with an aggregate value of $440,000 at a conversion price of $.75 per share;
3.	up to 66,000 shares issuable upon the exercise of warrants held by lenders to the Corporation at an exercise price of $1.25 per share; and
4.	up to 40,000 shares issuable upon the exercise of warrants held by financial consultants at an exercise price of $2.00 per share.

This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

In connection with this opinion, we have examined the Corporation's certificate of incorporation and restated bylaws, both as amended and currently in effect, such other records of the corporate proceedings of the Corporation and certificates of the Corporation's officers as we have deemed relevant, and the Registration Statement and the exhibits thereto.

In rendering this opinion, we have relied, as to matters of fact and to the extent we deem proper, on certificates or other written statements of responsible officers of the Corporation and its subsidiary, Order Logistics, Inc. (“Order Logistics”), and the certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Corporation and Order Logistics, copies of which have been delivered to us.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo copies, and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that the Shares, as issued by the Corporation and when issued pursuant to the terms of the Preferred Stock, the Promissory Notes, and warrants filed as exhibits, or incorporated by reference as exhibits to the Registration Statement, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the New York Business Corporation Law (including the applicable provisions of the New York State Constitution and the reported judicial decisions interpreting the laws) and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Notwithstanding the statements and opinions expressed in this letter, we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Form S-1 Registration Statement or the Prospectus, including any Prospectus Supplement relating thereto.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the prospectus included therein under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with our opinion, we have considered such questions of law and have examined such documents as we have deemed necessary to enable us to render the opinions contained herein.

Based upon the foregoing, we are of the opinion that the shares of Common Stock when sold by the Corporation and the selling stockholders named in the Registration Statement to the public will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement.

Respectfully yours,

Scheichet & Davis, P.C.

By	/s/ William J. Davis
William J. Davis